UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                           FORM 8-K/A-1

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 5, 1995

                 Commission File Number:  0-16240

                      JB OXFORD HOLDINGS, INC.
       (Exact name of registrant as specified in its charter)

             UTAH                            95-4099866
   (State of incorporation)       (IRS Employer Identification No.)

 9665 Wilshire Blvd., Third Floor, Beverly Hills, CA    90212
(Address of principle executive offices)      (Zip Code)

 (310) 777-8888
 (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS
         ------------
JB Oxford Holdings, Inc. ("JBOH") has authorized and approved the issuance of a series of Convertible Preferred Stock ("Preferred Stock"). The non-voting Preferred Stock has a $10.00 par value and is convertible to common stock at the rate of $0.90 per share of common stock, based upon the par value of the Preferred Stock. The Preferred Stock currently pays a quarterly dividend of 11%, which will increase periodically to a maximum of 15%. Dividends are cumulative, and the Company has certain redemption rights. The Company has also negotiated and approved an Exchange Agreement with a shareholder and noteholder of the Company to exchange a portion of its 9% Senior Secured Convertible Notes, pursuant to the Senior Secured Convertible Note Purchase Agreement dated March 10, 1995, for Preferred Stock. Pursuant to the Exchange Agreement, JBOH will reduce its term debt in the aggregate principal amount of two million dollars, in exchange for the issuance of 200,000 shares of Preferred Stock. This transaction has the effect of increasing stockholders' equity by the amount of $2 million.

The same shareholder of the Company has informed Management that he is going to exercise 555,555 "A" Warrants which he holds in JBOH. Each Warrant is exercisable for one share of common stock upon payment of the exercise price of $0.85. This transaction will bring an additional $466,666.00 of paid-in capital to the Company.

These two transactions have the impact of increasing the stockholders' equity in the Company from a previous deficit of $589,393.00, as reported in the Form 10-Q for the period ended March 31, 1995, to a positive equity in the amount of $1,993,405.00, on a pro-forma basis.

The following Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Income Statement at April 30, 1995, and for the period then ended, gives effect to the conversion of convertible notes to preferred stock as if the conversion, as described above, occurred on January 1, 1995. This pro forma information should be read in conjunction with the historical financial statements and notes included in Forms 10-K and 10-Q at December 31, 1994 and March 31, 1995, respectively. These statements do not purport to be indicative of the results of operations which actually would have occurred had the conversion occurred on January 1, 1995 or which may be expected to occur in the future.


                            JB Oxford Holdings, Inc.
                      Consolidated Pro Forma Balance Sheet
                                 April 30,1995
                                  (Unaudited)

                                                    Pro Forma
                                 Historical       Adjustments    Pro Forma
                                 ----------       -----------    ---------

ASSETS
 Cash and Cash Equivalents       $ 15,728,794 (B)     472,222     $16,201,016
 Cash Segregated Under
    Regulations                     9,288,042                       9,288,042
 Receivable From Brokers           24,960,060                      24,960,060
 Receivable From Customers         93,237,393                      93,237,393
 Other Receivables                    458,268                         458,268
 Marketable Securities              1,740,642                       1,740,642
 Property and Equipment             1,350,489                       1,350,489
 Income Taxes Refundable              359,000                         359,000
 Deferred Income Taxes              1,774,652                       1,774,652
 Other Assets                         806,467                         806,467
                               --------------                  --------------
 TOTAL ASSETS                   $ 149,703,806                   $ 150,176,028
                               ==============                  ==============
LIABILITIES
 Short-term Bank Notes Payable  $     380,692                         380,692
 Payable to Brokers                32,969,397                      32,969,397
 Payable to Customers             102,078,557                     102,078,557
 Securities Sold                    1,150,676                       1,150,676
 Accounts Payable & Accrued
    Liabilities                     4,519,896          37,333       4,557,229
 Loans from Stockholders            7,083,405 (A)  (2,000,000)      5,083,405
 Subordinated Debt                  2,000,000                       2,000,000
                               --------------                  --------------
 TOTAL LIABILITIES                150,182,623                     148,219,956
                               --------------                  --------------
STOCKHOLDERS' EQUITY
 Common Stock                          64,330 (B)       5,556          69,886
 Preferred Stock                            - (A)   2,000,000       2,000,000
 Additional Paid In Capital         7,525,074 (B)     466,666       7,991,740
 Retained Earnings                (8,188,485)                     (8,188,485)
 Net Income - Current                 120,265          36,000         156,265
 Dividends Paid                             - (A)     (73,333)       (73,333)
                               --------------                  --------------
 TOTAL STOCKHOLDERS' EQUITY         (478,817)         472,222       1,956,072
                               --------------                  --------------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY           $ 149,703,806                   $ 150,176,028
                               ==============                  ==============


                            JB Oxford Holdings, Inc.
                    Consolidated Pro Forma Income Statement
                   For the Four Months Ending April 30, 1995
                                  (Unaudited)
                                                    Pro Forma
                                 Historical       Adjustments    Pro Forma
                                 ----------       -----------    ---------

REVENUES
 Clearing and Execution         $   3,462,009                   $   3,462,009
 Trading Profits                      892,371                         892,371
 Commissions                        1,608,437                       1,608,437
 Fee Income                            50,000                          50,000
 Interest Revenues                  1,589,732                       1,589,732
 Other Revenues                       174,211                         174,211
                               --------------                  --------------
 Total Revenues                     7,776,759                       7,776,759
                               --------------                  --------------
EXPENSES
 Employee Compensation              1,575,227                       1,575,227
 Commission Expense                   758,115                         758,115
 Clearing and Floor Brokerage         678,037                         678,037
 Communications                       802,107                         802,107
 Occupancy and Equipment              449,066                         449,066
 Interest Expense                   1,144,216 (C)     (60,000)      1,084,216
 Data Processing                      822,976                         822,976
 Professional Services                698,328                         698,328
 Promotional                          409,675                         409,675
 Bad Debts                              4,590                           4,590
 Other Expenses                       233,757                         233,757
                               --------------                  --------------
 Total Expenses                     7,576,094                       7,516,094
                               --------------                  --------------
 Income Before Income Taxes           200,665                         260,665
 Provision for Income Taxes          (80,400) (C)     (24,000)      (104,400)
                               --------------                  --------------
 Net Income                     $     120,265                   $     156,265
                               ==============                  ==============


                           J B Oxford Holdings, Inc.
                    Notes to Pro Forma Financial Information
                                 April 30, 1995

(A)Issuance of convertible preferred stock in exchange for the Senior Secured Convertible Note and related dividend payments.

(B)Exercise of 555,555 `A'' Warrants for common stock at the exercise price of $.85 per common share.

(C)Decrease in interest expense, net of income taxes, on convertible notes.


                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, JB OXFORD HOLDINGS, INC. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



JB OXFORD HOLDINGS, INC.


By:  Stephen Rubenstein
President and Chief Executive Officer

Date:  June 7, 1995